EXHIBIT 10.1

GULFSTREAM AEROSPACE CORPORATION

MEMORANDUM OF AGREEMENT

PREAMBLE

This Memorandum of Agreement (“MOA”) is executed on this day, January 1, 2006 between GULFSTREAM Aerospace Corporation (hereinafter "GULFSTREAM”), a Georgia corporation having its principal place of business at 500 GULFSTREAM Rd., Savannah, GA 31407 and LMI Aerospace, Inc. (hereinafter "LMI") a Missouri corporation having its principal place of business at 3600 Mueller Road, St.Charles, MO. 63301. GULFSTREAM and LMI may also be referenced to as a "Party" or the "Parties" for the manufacture, delivery and product support of GULFSTREAM’s statement of work as described in this MOA.

TABLE OF CONTENTS

A.    SCOPE OF MOA
B.    PRICING, OPTIONS, AND PAYMENT
C.    PERIOD OF PERFORMANCE
D.    DELIVERIES
E.    INSPECTION AND ACCEPTANCE
F.    PACKAGING AND SHIPPING
G.    WARRANTY
H.    TITLE AND RISK OF LOSS
I.     DESIGN CHANGES
J.    INTELLECTUAL PROPERTY RIGHTS, TOOLING AND DATA OWNERSHIP
K.    EXCUSABLE DELAYS
L.     PATENT INDEMNITY
M.    INDEMNITY BY SUPPLIERS ENTERING GULFSTREAM PREMISES
N.    SPECIAL CONSIDERATIONS
O.            GENERAL

A.    SCOPE OF MOA

1.    Product Description / Specification

General Description of “Goods”

Attachment A contains a list of detail sheet metal part numbers, attachment B contains kits, attachment C contains Leading Edge details, attachment D contains Versaform/Tulsa details, attachment E contains estimated annual build rate for 2006. Attachments A thru D include lead time for parts and price list for years 2006-2010. This listing is subject to revision during the performance period of this MOA. GULFSTREAM is not obligated to procure any minimum number of units to obtain the ship set pricing set forth in this MOA. Lead-times will be adjusted as mutually agreed upon by both parties (GULFSTREAM and LMI Aerospace) with the primary focus of reducing manufacturing lead-times.

2.    Certification

a.    LMI agrees to deliver products and parts hereunder that will meet applicable FAA requirements as defined in the current FAR, Part 21, and the JAA requirements as defined in the JAR for supplied products. GULFSTREAM shall be responsible for maintaining FAA Certification and JAA as applicable, on the aircraft.

b.     LMI will support GULFSTREAM in its efforts to obtain Foreign Type Certificates as mutually agreed. GULFSTREAM will provide reasonable advance notice to LMI of the Foreign certifications that it intends to pursue and of the requirements to be met.

c.     Integrated Logistics Support -LMI agrees to perform all work and provide all deliverables as identified in the attached GULFSTREAM Document #GER-2011 entitled “Integrated Logistics Support Requirements” dated September 4, 2001 at no cost to GULFSTREAM. These requirements include Technical Publications, Manuals, Technical and Product Support, Technical Training, Reliability, Maintainability, Material Services/Ground Support Equipment MSGE and Warranty Administration and other data requirements.

3.    Supplier Performance

a.    Performance Level

This MOA is predicated upon LMI maintaining a “green” level of performance as defined by GULFSTREAM in all tasks required for commitment to the program and timely satisfaction of all requirements including without limitation performance in the areas of quality, product support and on-time deliveries.

•	A green level of performance in quality is defined as an acceptance rating of * or better.

•	A green level of performance in the area of Product Support is defined as having no more than * deliveries received past the original due on dock date as agreed to by LMI per quarter.

•
A green level of performance for deliveries is defined as * or above on-time deliveries regarding discrete purchase orders with a ship window of * early and * late to the purchase order delivery date, or maintaining a * on time delivery performance rating utilizing the min/max procurement process to the established min/max levels.

* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

The time frame for measurement of the items delivered using min/max levels will be mutually negotiated by the parties.

During the performance of this MOA, LMI will be measured and tracked via a supplier report card. During the MOA period of performance, * If LMI fails to achieve the improvement plan, then nothing stated within this Section 3.a. prevents GULFSTREAM from immediately pursuing termination of the MOA as outlined in Section K.

b.    Quality Assurance

1.
Consistent with industry practice, GULFSTREAM has developed Supplier Quality Assurance Requirements SQAR-0003 which address such things as Quality programs, onsite evaluation inspection and testing of equipment and supplies and failure analysis.

2.	LMI shall adhere to the requirements of SQAR-0003 as may be amended from time to time. GULFSTREAM will provide LMI with revisions to SQAR- 0003.

3.	In addition, the terms and conditions as cited in GULFSTREAM Form GA270 Rev 4/05 apply to this MOA, and the specific clauses will be indicated as applicable at the time purchase orders are released.

c.    Production Line Support

1.    LMI understands the criticality of schedule compliance and will have a minimum of * of all parts either in work or in stock to support abnormal production shortages. If this contract were to be terminated for any reason, GULFSTREAM would include the * requirement in the calculation utilizing the language in termination of convenience as referenced in paragraph J.2. LMI agrees to provide reasonable efforts necessary to comply with the dates on the purchase order for abnormal production shortages. Any additional costs incurred by LMI to support these efforts shall be submitted, reviewed, and, approved by GULFSTREAM. LMI will use its best efforts to ship in stock requirements within *  of GULFSTREAM’s request via Air Express.
2.     In the event that GULFSTREAM orders parts utilizing a min/max ordering system, LMI agrees to maintain minimum levels of stock at their facility or forward stocking location (eventually LMI Tulsa) to guarantee minimum and maximum levels of product at GULFSTREAM as set forth by GULFSTREAM. GULFSTREAM and LMI will work together to reduce manufacturing lead times due to benefit of utilizing Min/Max

* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

            procurement process. All purchase orders released for Min/Max will be estimated annual usage quantities only. Gulfstream is not under any obligation to purchase set quantities. Quantities to be used for planning purposes only. Gulfstream will be accountable for manufacturing lead-times for parts on order as referenced on attachment A, B, C, and D.

    3.     If LMI determines that it is in its best interest to move work from either one division to another or to a sub-tier supplier from internal make, LMI will notify GULFSTREAM of the move along with a transition plan to include a move timeline and estimated build plan that includes build ahead quantities to support the stated transition.

d.    Raw Material Support

1.    LMI has the ability to utilize all contracts in place by GULFSTREAM for raw material support of product. LMI will be responsible for all over wide material purchases and contracts. LMI has agreed to support GULFSTREAM and it’s sub-tiers with over wide material distribution when applicable. LMI will submit pricing for over wide materials and agree to sell when applicable over-wide material to GULFSTREAM sub-tiers with that price plus not to exceed *. Please see section P.3 for assignment of raw material contracts.

e.    Aircraft on Ground (AOG) Support

1.
LMI will provide 24 hours, 7 days a week, 365 days AOG coverage, * , with the exception of out of production or special configuration requests if applicable, with which additional cost will be agreed upon by both parties.. LMI will provide GULFSTREAM a listing of individual AOG contacts with E-Mail addresses, phone and fax numbers. The listing will be maintained by LMI with any revisions being provided GULFSTREAM prior to or at the time the revision is implemented.

2.	The standard AOG response time is as follows:

*
*
*

3.	LMI will, in good faith, replace those assets used by GULFSTREAM for warranty (if applicable) support * on an AOG critical expedite turnaround.

* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2.  A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

4.
Defective components or units will be expeditiously returned to LMI for verification of the failure. Upon verification that the failure is covered under the warranty LMI at its cost agrees to replace the failed unit or components within thirty (30) days *  . In such cases where this fee may apply, GULFSTREAM will provide LMI a detailed listing of such cases for review and approval by LMI. In the event that the unit or component is not verified as a warranty failure, GULFSTREAM shall compensate LMI within thirty (30) days, as mutually agreed.

f.    Parts Obsolescence

LMI agrees to continue all manufacturing capabilities and/or provide alternate support for the form, fit and functional requirements for the original configurations on any/all of the “out-of-production” configurations, modifications or enhancements, so long as the model aircraft for which it was designed remains in service. Provided that the GULFSTREAM furnished tooling is capable of producing original configuration. LMI further agrees to provide GULFSTREAM * for “last-time-buy” options for any obsolete end items and parts of assemblies at the pricing set forth in this MOA where applicable.

B.    PRICING, OPTIONS AND PAYMENT

1.    Supplies to be furnished

Attachment A, B, C, and D contains the MOA statement of work and associated pricing

2.    OPTIONS

a.         LMI’s pricing structure contained in attachment A, B, C, and D shall cover (5) years and defined as the period of performance. GULFSTREAM and LMI shall review this contract in the 12 months prior to end of MOA to discuss exercising an additional option period. Pricing terms for this MOA shall be as documented in attachment A, B, C, and D for five years. Upon mutual agreement of the parties this agreement may be extended prior to end of MOA. *

b.         In the event of engineering changes, ‘800’ Part Number rolls and/or Part Number replacements, the Gulfstream letter purchase order will cover any increase or decrease in unit pricing pending agreed upon pricing by both parties. The products listed in Attachment A, B ,C and D will be subject to the same pricing or de-escalated pricing from the pricing of the Part Numbers being replaced. If a fair price cannot be reached then it is understood that GULFSTREAM will quote the rolled part number to other suppliers to obtain the best value possible, excluding kits and components used in kits supplied by LMI Savannah.

* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

c.         The prices set forth in this MOA in no way obligates GULFSTREAM to maintain a certain level of buy and will remain as stated in Attachment A,B,C and D regardless of the quantity purchased by GULFSTREAM.

3.    All invoices, except as noted, shall be sent separately to:

GULFSTREAM Aerospace Corporation
Attn: Accounts Payable, M/S B-10
P.O.Box 2206
Savannah, GA 31402-2206

4.    Payment Terms: *

*

5.    Spares

a.    Spares Pricing

GULFSTREAM reserves the right to purchase planned and unplanned requirements of these parts for in production, *.

6.    Taxes

6.1

Except as otherwise provided under Subsection 6.2, Seller is responsible for, and indemnifies GULFSTREAM against, any and all taxes (including without limitation any related penalties, interest, fees, etc. associated therewith) arising out of or in connection with Seller’s (a) sale of Product(s) or services to GULFSTREAM under this Agreement; or (b) business operations to produce or procure the Product(s) and services to be sold to GULFSTREAM under this Agreement. In no event will Seller attempt to bill or invoice GULFSTREAM for any taxes described in this Subsection 6.1.

6.2

Seller agrees that the prices contained herein include any and all Transfer Taxes (as defined in this Subsection 6.2). Seller accepts GULFSTREAM's representation that the Product(s) and services purchased by GULFSTREAM hereunder are for resale purposes.  Seller will cooperate with GULFSTREAM in obtaining any exemptions from Transfer Taxes where applicable. In the event Seller determines that it has a duty under applicable law to charge and collect from GULFSTREAM and remit to the applicable taxing authority any Transfer Tax upon the sale of Product(s) and services to GULFSTREAM under this Agreement, GULFSTREAM will be responsible for and will pay or reimburse Seller for such Transfer Taxes. Seller will separately state any Transfer Taxes charged to GULFSTREAM on any bill or invoice.  For purposes of Section 6.4, “Transfer Taxes” means sales, use, excise, value-added, goods and services or similar-type taxes (including without limitation any related penalties, interest, fees, etc. associated therewith).

* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

6.3

If a claim is made against any Party for taxes with respect to which the other Party is liable for a payment or indemnity hereunder, the Party receiving such claim will promptly give the other Party notice in writing within fifteen (15) days of receipt of such claim; provided, however, that failure to give notice will not relieve any Party of its obligations hereunder.  The Party liable for the tax under this Section 6.4 will be required to remit payment to the other Party or the tax authority, as appropriate, unless the Party liable for the tax under this Section 6.4 is permitted by applicable law to contest such claim and defer payment in accordance with the law.  The Party upon whom the tax is being legally imposed will coordinate such contest.  The expense of such contest will be borne by the Party liable for the tax under this Section 6.4.  If either Party receives any refund on account of any suit or action for a tax for which the other Party has provided funds hereunder, such Party shall promptly, but in any event, within thirty (30) days of receipt of such refund, remit such refund to the other Party, together with any interest and penalties refunded on such amount. Additionally, GULFSTREAM shall reimburse LMI for all personal property taxes applicable to tooling or other assets owned by GULFSTREAM and stored by LMI, after receipt by GULFSTREAM of LMI’s invoice for such taxes for the amount of tax imposed by the state or local taxing authority.

6.4

The obligations provided under this Section 6.4 shall survive termination or expiration of this Agreement.

7.    Sole Distribution Rights / Parts Manufacturing Authority

1.
LMI acknowledges that all rights to the distribution of any components designated for use on any GULFSTREAM aircraft, belongs solely to GULFSTREAM, LMI's shall not solicit Parts Manufacturing Authority (PMA) from FAA.

2.	LMI shall provide all components to GULFSTREAM only, for resale to GULFSTREAM customers through the GULFSTREAM distribution network.

C.    PERIOD OF PERFORMANCE

The period of performance for this MOA will be from January 1, 2006 through December 31, 2010. The pricing (and relevant provision of this MOA) provided for shipsets will apply for orders placed by GULFSTREAM prior to the end of the period of performance even if the delivery and acceptance by GULFSTREAM occurs after the period of performance. Time is of the essence in the performance of obligations set out in this MOA.

D.    DELIVERIES

1.   Delivery Schedules

The delivery schedules in this MOA are estimated delivery schedules.
GULFSTREAM will issue purchase orders segregated by year for the supplies acquired under this MOA. Individual items ordered will be identified on the purchase orders with GULFSTREAM’s part number. The required delivery schedule for supplies will be established on purchase orders. In addition, with Min/Max purchase orders, LMI is obligated to perform to the conditions as referenced in Section A.3.c.2, Supplier Performance.

2.    JIT (Just In Time) deliveries

The JIT delivery schedule herein permits receipts no earlier than *  prior to the Due-On-Dock date and not later than * late to Due-On-Dock date. Components delivered * or more in advance of the Due-On-Dock date will not be accepted until, and unless, appropriate Purchasing approval is provided for all detail parts. Kit JIT delivery permits receipts no earlier than * to the due on dock date. If such approval has not been provided in writing, the components will be returned collect.

3.    Delivery requirements change to the actual Delivery Schedule

GULFSTREAM will provide a minimum of 30 days notice to LMI in the event of production schedule decelerations and/or production schedule accelerations. GULFSTREAM will be allowed *. GULFSTREAM and LMI will work together on a best effort basis to provide as much advance notice as possible for schedule changes. In the event of “short lead-time” requests of support, LMI Aerospace will provide the best “Promise Date” of delivery to GULFSTREAM. That date will be used to track on-time delivery performance. All efforts to support GULFSTREAM’s required need dates will be expected of LMI Aerospace.

* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

4. *

*
*

3. Local Distribution Center

1.	LMI agrees to maintain at its expense its GULFSTREAM Distribution Center within a fifty (50) mile radius from GULFSTREAM’s Savannah facility.
2.	LMI agrees to maintain at its expense a facility that will be sufficient in size and functionality to support all roles pertaining to this MOA such as but not limited to:

•	Warehousing minimum agreed upon shipsets of LMI and Versaform parts.

•	Capacity and reliable capability to perform required processes in order to supply GULFSTREAM with the highest possible quality kitted products defined within this MOA.

•	A facility adequately secure from natural elements and outside influences.

E. INSPECTION, ACCEPTANCE AND REMEDIES FOR NON-CONFORMING SUPPLIES

1.  Inspections and Acceptance of Supplies

a.
GULFSTREAM has the right to perform an incoming inspection on each supplied good upon delivery prior to acceptance. Acceptance of material ordered under this MOA will occur at the designated GULFSTREAM facility as soon as possible following delivery of material and all required material documentation (i.e. Correct Packing Tickets, Certificates of Conformance, 8130 forms, etc.), but no more than forty-five (45) days after delivery to GULFSTREAM’s facility.

* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

b.
Notwithstanding any prior inspection or test, payment, or receiving documents, supplied goods are subject to final inspection, test, and acceptance at destination stated herein or at the GULFSTREAM Facility, which orders part(s).

2.    Remedies for Non-Conforming Supplies

a.	*

1.	*

2.	*

3.	*

4.	*

    3.    Quality Assurance Inspections of Systems

a.
LMI and LMI subcontractors will maintain reasonable quality control and inspection systems and will provide the Supplier’s Quality Organization a failure analysis and corrective action program for all design, tooling, test equipment, manufacturing and test operations supplied to GULFSTREAM. Each type of non-conformance shall be documented, investigated, and the appropriate corrective action implemented. The supplier will have a method for positive identification, recall, and replacement of priority parts in the event of a nonconformance.

b.
At all reasonable times, including the period of manufacture, GULFSTREAM may inspect and test the supplied goods and inspect the involved plants of LMI and LMI subcontractors. LMI and its subcontractors will at their expense provide GULFSTREAM with reasonable assistance to effectively and efficiently conduct the inspections and LMI and its subcontractors will at their expense promptly comply with written directions by GULFSTREAM reasonably necessary to correct deficiencies in such systems.

* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

F.    PACKAGING AND SHIPPING - GULFSTREAM document GA 75

1.    Packing tickets

LMI will submit a packing ticket with each shipment. Packing tickets shall include the following:

a.
All packing tickets shall include purchase order number(s), MRA/MRP release numbers, item number(s), quantity, serial number(s) (as applicable), and nomenclature exactly as it appears on the purchase order.

b.	All parts shall be identified either on the part itself or on the container in which the part is shipped as specified per GULFSTREAM’s purchase order and/or engineering specification.

c.	All components, which are serialized, must have the serial numbers stated on the packing ticket.

d.	The serial number on the packing ticket and the serial number on the component must be identical. Copies of functional test results must be included.

e.
Due to FAA requirements, two sets of paperwork must be sent with each kit shipment. One set for GULFSTREAM receiving to process receipt of the kit and one set inside the kit-packaging container for review by GULFSTREAM’s Composite Bond Room.

f.	LMI will be accountable for all shipping costs between its own divisions and from the LMI Savannah facility to GULFSTREAM Savannah for kit deliveries.

  i.    Once LMI and GULFSTREAM have completed transition of all details being procured from LMI for Savannah production requirements utilizing Min/Max, GULFSTREAM has agreed to allow LMI to ship kit detail parts on the same truck that is carrying regular details to GULFSTREAM Savannah from LMI Tulsa. Kit detail parts will be dropped off at the LMI Savannah facility at GULFSTREAM cost.
        All  information of kit details being shipped to LMI Savannah is required prior to shipment.

              ii.   All expedite costs or special delivery costs for kit details going to LMI Savannah that are necessary to make delivery schedule  will be the responsibility of LMI when LMI is found to be at fault. It is LMI’s responsibility to have personnel available at LMI Savannah to unload kit details off the GULFSTREAM truck.

Failure to comply with shipping documentation requirements in excess of 3% of all deliveries quarterly, thus displaying a chronic problem shall cause LMI’s account to be debited in the amount of $200.00 to compensate for time expended in correcting discrepancies at the buyers own discretion..

2.    Shipping, Marking and Packing Instructions

Unless otherwise stated herein, all Shipping, Marking and Packing instructions will be in accordance with GULFSTREAM Document Number GA 75, 9/05 as amended from time to time.

3.    Certification of country of manufacture

U.S. Customs has increased requirements for the identification of foreign made items entering the United States of America. Therefore, proof of Country of Manufacture is required for all end items. Please complete form GA3707, 3/05.

- EXPORT/IMPORT COMPLIANCE

4.
Compliance with Export Laws.  Each Party shall perform under this Agreement in compliance with all applicable export control laws and regulations, including without limitation the U.S. Department of Commerce’s Export Administration Regulations (“EAR") and, to the extent applicable, the U.S. Department of State’s International Traffic in Arms Regulations (“ITAR").

5.	Export Representations and Warranties. Seller represents and warrants that all Deliverables (as defined below) provided by Seller to Gulfstream under this Agreement shall:

a. not be subject to any controls, requirements or restrictions set forth under the ITAR;

b. to the extent that the Deliverables are subject to the EAR and except for prohibitions relating to exports or re-exports destined for countries listed in Country Group E of the EAR, be classified under the EAR, or be otherwise eligible for an exemption or license exception available under the EAR, such that the Deliverables may be exported from the United States, and thereafter re-exported to a country other than the United States (a “Foreign Country"), without first requiring authorization by, or notification to, the U.S. Department of Commerce’s Bureau of Industry and Security; and

c. to the extent that the Deliverables are subject to export control laws or regulations promulgated in any Foreign Country, be classified under such foreign laws or regulations such that the Deliverables may be imported into and exported from the United States, and thereafter re-exported to a Foreign Country, without first requiring authorization by, or notification to, any other foreign governmental authority.

“Deliverables" means all items supplied by Seller to Gulfstream under this Agreement, including without limitation goods, components, spare parts, accessories, software and technical data thereof.

6.
Remedy.  In the event that Seller determines that any Deliverable fails to satisfy the representations and warranties of Section F.5, then Seller shall promptly provide notice thereof to Gulfstream.  Seller shall fully indemnify the Gulfstream Parties (as defined below) with respect to all losses, damages, expenses, penalties and judgments arising from a breach by Seller of Section F.5, including without limitation those arising from or related to obtaining and retrofitting a substitute item that conforms to the representations and warranties of Sections

7.
Certification of Export Classification.  Prior to the first shipment to Gulfstream of each unique part number of any of the Deliverables, and prior to the first shipment following a change to the export classification of any Deliverable, Seller shall provide to Gulfstream written certification for each such part number of the following: (a) for each Deliverable supplied from the United States, its EAR Export Classification Control Number (“ECCN") number and Schedule B number; and (b) for each Deliverable supplied from a Foreign Country, its Harmonized Tariff Schedule (“HTS") number.  Such information shall be certified in writing using Gulfstream Part Information Request Form GA3688 or other mutually agreeable format.

8.
Possible Future Export Restricted Activity.  The Parties acknowledge that from time to time Gulfstream develops proposals for and enters into contracts with governments and other customers that involve equipment and/or modifications subject to control under the ITAR or under sections of the EAR that require individual licenses.  If in connection with any such effort Gulfstream desires technical assistance, equipment or any other item from Seller that is subject to control under the ITAR or to individual license requirements under the EAR, and Seller agrees to provide such support, then the Parties shall enter into either an amendment to this Agreement or a separate agreement concerning such support. Any such amendment or agreement shall address written certification by Seller of the applicable export control classification of Deliverables, including without limitation USML Category Number(s), and the Parties’ respective obligations regarding compliance with applicable licensing requirements.

G.     WARRANTY

1.    General

Subject to the limitations and conditions hereinafter set forth, LMI warrants that the supplied goods and its components supplied hereunder shall:

a.	At the Date of Delivery, be free from:

i.	Defects in material or workmanship

ii.
Defects arising from the selection of material or process of manufacture other than as specified by GULFSTREAM or contained in GULFSTREAM’s provided design under the Product Description; or GULFSTREAM approved design.

iii.
Defects inherent in the design thereof, in view of the state of the art at the time of design thereof, except for those portions which have been retained from the prior G350/G450 and G500/G550 design or which are based upon GULFSTREAM directed or furnished engineering criteria but, only to the extent such criteria is defective or incorrect.

b.
At the Date of Delivery, and throughout the duration of the warranty, be free from: Defects arising from the failure to conform to the Type Design specifications and drawings, as certified by the FAA or other airworthiness authorities, developed by LMI pursuant to the Product Description or the Engineering Statement of Work. For the purpose of this section, a nonconformance recognized, documented and approved by LMI quality control and inspection system shall not be considered a defect.

2.    Duration

*

* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

3.    Remedies

a.
LMI’s obligation for a breach of a warranty provided under this Section during the periods described in this Section. shall be to promptly repair, replace or correct (to include all costs associated with removal and reinstallation) at LMI’s sole election and cost, the defective part or condition with reasonable care and dispatch. LMI will reimburse GULFSTREAM for the costs associated with the removal of defective units, installation of the replacement unit and required operational checks provided the work is performed by GULFSTREAM, an Authorized Warranty Repair Facility or by a facility as directed by GULFSTREAM. Reimbursement will be based on standard hours applicable to the removal and replacement of each unit, utilizing standard published GULFSTREAM post-production labor rates.

4.    Removal and Reinstallation of LMI Components

a.  *

b.  *

*
*
*
*
*
*
*

c.
LMI will have 60 days from the date of notification to take exception to any item(s) submitted. If upon review, GULFSTREAM concurs with said exception, GULFSTREAM will adjust debit amount accordingly. If GULFSTREAM does not concur with such exception, the parties agree to submit the dispute to their respective Vice President’s responsible for oversight of this MOA for resolution. In the event that no resolution is reached, the parties agree to seek resolution through mediation. Any claims not contested by LMI within the 60 day period will be debited to LMI account.

* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

5.    Disclaimer

THE WARRANTIES SET FORTH IN THIS MOA ARE EXCLUSIVE AND NO OTHER WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ALL WARRANTIES ARISING FROM THE COURSE OF DEALING OR USAGE OF TRADE, SHALL APPLY. THE REMEDIES SET FORTH IN THIS MOA ARE THE SOLE AND EXCLUSIVE REMEDIES OF GULFSTREAM FOR ANY CLAIMS, EXPENSES, OR DAMAGE ARISING OUT OF OR RELATED TO PRODUCTS DELIVERED UNDER THIS MOA.

IN NO EVENT SHALL EITHER PARTY BE LIABLE IN TORT OR IN CONTRACT FOR ANY INCIDENTAL, SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES.

H.    TITLE AND RISK OF LOSS

     1.    Title and Shipping Point

Title to all property to be delivered hereunder shall transfer to GULFSTREAM at such time material is transferred to the designated shipping company, all risks of loss or damage to property shall be borne by GULFSTREAM at time of shipment, except for KIT details traveling to LMI Savannah as referenced in Section F.1.f.ii LMI will retain all risk of loss or damage until delivery to GULFSTREAM Savannah.

2.    Risk of Loss

Notwithstanding the foregoing, LMI shall bear risk of loss or damage to property subsequently rejected by GULFSTREAM and placed on transport for return to LMI until such property is redelivered to GULFSTREAM, except for the loss, destruction of, or damage to such rejected property resulting from the negligence of officers, agents or employees of GULFSTREAM acting within the scope of their employment. GULFSTREAM shall notify LMI prior to shipping the supplied goods back to LMI to ensure proper receipt and handling.

a.
If property is furnished by GULFSTREAM for performance of this MOA all risks of loss or damage to such property shall be upon LMI until the said property has been redelivered to GULFSTREAM. LMI shall properly segregate, identify and protect all such property.

b.
Processing of claims relating to loss of or damage to property to be furnished hereunder shall be accomplished by the party responsible for risk of loss or damage to such property at the time the claim arises.

I.    DESIGN CHANGES

1.    Design Changes

a.
GULFSTREAM may at any time make changes in drawings, designs, specifications, materials, packaging, time and place of delivery, method of transportation or other terms of this MOA, which changes GULFSTREAM shall document in writing and which LMI will exhaust all means to implement changes in an expeditious manner. If such changes cause an increase or decrease in the cost of performance of this MOA or in time required for performance, an equitable adjustment shall be made, as applicable, to the price and/or the delivery schedule of the affected performance and this MOA shall be amended in writing accordingly. Any claim by LMI for an equitable adjustment under this clause must be asserted *  effecting the changes or GULFSTREAM shall not be obligated to consider LMI’s claim for an equitable adjustment. In no event shall GULFSTREAM be liable for any claim for an increase in price after payment for the supplies. If property is made obsolete as a result of a change, GULFSTREAM shall have the right to prescribe the manner of disposition of such property.

2.    Class 1 & 2 Design Changes - Supplier Requested Changes

a.
Class 1 changes are those that affect fit, form, function, interchangeability, safety, strength, performance, flight characteristics, weight, balance, product qualifications, service life or installation of the next assembly. These changes are required to be submitted to and approved by GULFSTREAM Engineering prior to incorporation.

b.
Class 2 changes (those that do not affect fit, form, function, interchangeability, safety, strength, performance, flight characteristics, weight, balance, product qualification, service life or installation of the next assembly) must also be submitted for GULFSTREAM Engineering’s review and concurrence with respect to classification prior to incorporation. GULFSTREAM will respond with said concurrence or any exceptions taken within 2 weeks after receipt of supplier notification.

c.	All Class 1 and Class 2 Design changes shall be submitted in writing via a “Seller Engineering Memo” (SEM) to GULFSTREAM Engineering with copies to GULFSTREAM Purchasing and Quality Assurance.

* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

3.    Supplier Escapes

LMI will immediately notify GULFSTREAM, in writing, of any material/component escapes. Escapes are any material/ component issue that may result in performance, airworthiness, FAR non-compliance, or non-conformance as defined below:

a.	Material or component issues that might affect the item’s ability to perform to original specifications.

b.	Airworthiness of the component or end use product in question.

c.	FAR non-compliance has been identified with components.

d.	Non-conformance to original specification (component or material does not conform to Engineering specification, drawing or document).

Written notification must include:

1.	Nature of the Issue

“What, why, how and when” information

2.	Inspections/Action

State if it is satisfactory to simply inspect for this condition and what inspection methods are required. If the item needs to be replaced, state NDT standards, tools, and inspection resources available. Identify specific series (by serial number, by date of manufacture, by location of manufacture, etc.) if possible.

3.	Compliance Time

State the urgency of the issue and recommended compliance time.

4.	Spares

State if replacement or return to supplier for repair is required, whether or not adequate spares exist to either replace outright, or to develop a rotable pool to keep in service aircraft flying.

5.	Remedy

If appropriate, recommend actions to preclude this event from happening again, both short term and long term.

6.	Suppliers identification of the issue

State if Airworthiness issue, Quality issue, FAR non-compliance (or all of the above).

7.	Service Bulletin

If the above information is the basis of a Service Bulletin, then LMI should provide a draft Service Bulletin at this time if possible.

However, in those cases where LMI has the Material Review Board (MRB) authority and the escape disposition meets type design, then a separate submission, other than MRB with the component, is not necessary.

J.    TERMINATION

1.    For default

a.	GULFSTREAM may terminate this MOA or any part thereof, by giving notice of default to LMI under any of the following circumstances.

1.	If LMI refuses or fails to make deliveries or perform the services within the time specified in this MOA or fails to satisfy all performance criteria as stated in Section A.3 performance level.

2.
If LMI fails to comply with any of the other provisions of this MOA, or so fails to make progress as to endanger performance of this MOA in accordance with its terms, and does not cure or make reasonable progress to cure any such failure within a period of Ninety (90) days (or such longer period as GULFSTREAM may authorize in writing) after receipt of written notice from GULFSTREAM specifying such failure. If circumstances warrant and that GULFSTREAM and LMI AEROSPACE agree that performance will not improve in the cure period then termination for default will be implemented.

3.	If LMI becomes insolvent or is subject to proceedings under any law relating to bankruptcy, insolvency or the relief of debtors.

b.     In the event of such termination, GULFSTREAM may purchase
or manufacture similar product and/or require LMI to transfer title and deliver to GULFSTREAM any or all property produced or procured by LMI under this MOA, and LMI shall be liable to GULFSTREAM for any excess cost to GULFSTREAM; provided, however, LMI shall not be liable to GULFSTREAM for such excess cost when the default of LMI is due to causes beyond the control and without the fault or negligence of LMI; provided further, and LMI has exercised due diligence to remove delay, LMI shall not be excused from liability unless LMI has notified GULFSTREAM in writing of the existence of such cause within ten (10) days from the beginning thereof.

c.
GULFSTREAM's liability in the event of a default termination shall be limited to the agreed price of items delivered and accepted, subject to downward equitable adjustment if such product(s) are nonconforming, and to the reasonable value of any property, inclusive of tooling, design data, survival of warranties and obligations thereunder that GULFSTREAM may require to be delivered pursuant to b. above.

2.    For Convenience

GULFSTREAM may terminate this MOA, or any part thereof, by giving written notice thereof to LMI. In the event of such termination, GULFSTREAM shall pay to LMI costs incurred by LMI determined in accordance with sound accounting practices plus a reasonable allowance for profit earned thereon for all active production parts or open purchase order on order within manufacture lead-time as stated on "Attachment A,B, C and D", provided that LMI shall not be entitled to any profits with respect to work and/or services not performed prior to effective date of such termination, nor shall the total termination sum payable to LMI exceed the total agreed to price as reduced by the amount of payments otherwise made, and as further reduced by the agreed to price of work not terminated. In no event will GULFSTREAM pay LMI more than the purchase order/contract price. LMI must provide its internal inventory and WIP position to GULFSTREAM as of the day of termination no later than 60 days after receipt of termination. If the inventory information is not provided within stated time period, GULFSTREAM is under no obligation to accept the data.

K.    INTELLECTUAL PROPERTY RIGHTS, TOOLING AND DATA OWNERSHIP

1.    Ownership of Design Drawings/Data

a.	Title and rights to all design and design data (drawings) created by LMI under this MOA are owned by GULFSTREAM upon full payment for supplies.

b.
If the supplies have been either originated or designed by GULFSTREAM in accordance with specifications or other data furnished by GULFSTREAM, all rights to supplies or other data and the reproduction, use or sale thereof are owned solely by GULFSTREAM.

        2.    Ownership of Tooling, Design and Data

a.
All tooling, the cost of which is included in the price of this MOA, whether designed by LMI, by GULFSTREAM or by a third party, shall become, upon acquisition or manufacture, the property of GULFSTREAM. LMI shall deliver such tooling to GULFSTREAM or GULFSTREAM’s designees after performance is completed hereunder or upon termination, unless such tooling is needed to fill further orders from GULFSTREAM and retention by LMI of such tooling has been consented to in writing by GULFSTREAM.

b.
The term “tooling” shall include, but not be limited to, all tools, catia or NC programs, dies, jigs, fixtures, molds, patterns, special taps, special gauges, special test equipment, other special equipment and manufacturing aids, and replacement thereof, acquired or manufactured by LMI for the performance of this MOA, which are of such a specialized nature that without substantial modification or alteration, their use is limited to the production of supplies or parts hereof, or the performance of such services as are to be supplied to GULFSTREAM hereunder. LMI agrees to comply with the provisions of the GULFSTREAM Tooling Manual for Subcontractors and SD 20 Tool Manual.

3.    Disposition of Tools

a.
LMI is wholly responsible for all GULFSTREAM tooling located in its facility/facilities against loss or damage, fire, theft and will have adequate insurance coverage for the replacement of all Gulfstream owned tooling in the event a catastrophe. LMI shall maintain tool control per GULFSTREAM "SQAR 0003 Rev D, paragraph 5.11".When tooling is deemed no longer necessary, LMI will receive, in writing, from GULFSTREAM guidance on disposition for said tools.

b.
Upon completion of payments, all tooling shall be properly marked to indicate its ownership by GULFSTREAM in accordance with the mutually agreed to tooling philosophy by GULFSTREAM and LMI. GULFSTREAM may file, with the cooperation of LMI, a UCC Financing statement confirming GULFSTREAM's ownership interest.

c.	Upon completion of contract GULFSTREAM will be responsible for the transportation of all tooling associated with the supplied goods referenced in Attachment A, B, C, and D.

L.    EXCUSABLE DELAYS

1.
Neither party hereto shall be responsible for, nor deemed to be in default, on account of delays in performance of the MOA due to causes beyond its control and not occasioned by its fault or negligence. Such causes include, but are not limited to: acts of God, force majeure, action by the Governments, delays in transportation, labor disputes or strikes; provided, however, that the existence of such causes shall not excuse the delaying party from the resulting delay unless such party shall have given the other party written notice on any excusable delays referred to above, within 10 days (or such additional time as may be approved by the other party) after the delaying party has actual knowledge that such occurrences will result in a delay in delivery and the delaying party.

2.
In the event the delivery of any product from LMI is delayed for any cause deemed excusable hereunder, so that the extent of such delay in delivery of any product will exceed 1 month from the date of scheduled delivery, the MOA, for the undelivered delayed products, may be terminated by GULFSTREAM upon written notice to LMI. Any termination under this paragraph shall be treated as a termination for default as described elsewhere in these terms and conditions.

3.
In the event of a significant force majeure event, terrorist act or other act or declaration of war that materially impacts GULFSTREAM’s aircraft backlog or sales activities, GULFSTREAM may in addition to the other rights set forth in this MOA reschedule or cancel deliveries affected by such an event, as required (in GULFSTREAM’s sole determination). In the event GULFSTREAM determines a requirement to either reschedule or cancel deliveries, GULFSTREAM will notify the supplier in writing of the deliveries impacted by GULFSTREAM’s determination. The MOA will be modified accordingly and all other deliveries, rights and obligations under the MOA will remain unchanged and there shall be no penalty, additional costs or liability assessed to GULFSTREAM as a result of its cancellation or rescheduling of deliveries under this section.

M.   PATENT INDEMNITY

1.
Unless the supplied goods are made to the detailed design of GULFSTREAM, LMI shall at its expense defend and indemnify GULFSTREAM against any claim of patent infringement provided timely notice of such claim be given LMI.

2.
GULFSTREAM agrees to pay LMI all costs and expenses in its defense and to pay LMI the amount of any judgment against LMI in any suit proceeding against LMI, based upon a claim of infringement resulting solely from GULFSTREAM connecting any equipment purchased herein with any article or device not manufactured or supplied by LMI, or from the sale or use of any such combination by GULFSTREAM.

N.	INDEMNITY BY LMI ENTERING GULFSTREAM PREMISES OR GULFSTREAM ENTERING LMI PREMISES

If LMI enters the premises of GULFSTREAM or its customer, LMI shall indemnify and hold harmless GULFSTREAM, its officers, agents, and employees from any loss or liability by reason of property damage, personal injury or death arising out of LMI presence thereon including loss or liability as a result of GULFSTREAMS negligence. LMI shall maintain adequate Worker’s Compensation, public liability, property damage and automobile liability insurance and will, upon request, provide a certificate of insurance.

If GULFSTREAM enters the premises of LMI or its customer, GULFSTREAM shall indemnify and hold harmless LMI, its officers, agents, and employees from any loss or liability by reason of property damage, personal injury or death arising out of GULFSTREAM presence thereon including loss or liability as a result of LMI’s negligence. GULFSTREAM shall maintain adequate Worker’s Compensation, public liability, property damage and automobile liability insurance and will, upon request, provide a certificate of insurance.

O.	SPECIAL CONSIDERATIONS SECTION

1.    GULFSTREAM and LMI agree to openly negotiate research and development cost associated with the transition from side pull to end pull for GULFSTREAM skins and doublers currently manufactured at Versaform/LMI. GULFSTREAM is under no obligation to enter into an agreement for the manufacturing of the development details. If GULFSTREAM and LMI do not enter into agreement for these details in this MOA this MOA will stay in full force and effect as written to all other aspects without any adjustments to price.

2.     LMI and Sub-tier suppliers to LMI: LMI agrees to secure, maintain, and oversee contractual agreements with sub-tier suppliers that insure the level of performance defined in terms of this MOA. Such contracts should include, but not be limited to, terms that support the quality, pricing, and delivery requirements defined in this MOA and for the period of performance of this MOA. If LMI Aerospace sub-tier suppliers are not meeting performance requirements GULFSTREAM agrees to assist LMI Aerospace in their needs to approve additional sub-tier suppliers upon LMI Aerospace request.

P.    GENERAL

1.    Disputes

Any controversy or claim between the parties arising out of or relating to this MOA, or breach thereof, shall be governed by the laws of the State of Georgia and shall be settled by arbitration in Savannah, Georgia under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) and administered by the AAA. Pending settlement by agreement or a final judgment, LMI shall proceed diligently with the performance hereof according to GULFSTREAM’s decision and instructions.

2.    Substance Abuse Policy

LMI, its subcontractors, agent and employees acknowledges and understands that:

a.	The possession, sale, transfer, purchase and/or presence in one’s system of a controlled substance(s) or alcohol by any person on GULFSTREAM property is prohibited;

b.	Entry onto GULFSTREAM property constitutes consent to an inspection of any individual and their personal effects when entering, on, or leaving GULFSTREAM property;

c.	Any individual found in violation of (1) above or who refuses to permit an inspection may be removed and barred from GULFSTREAM property at the discretion of GULFSTREAM.

d.	LMI agrees to abide by and to advise its subcontractors, agents and its employees of the provisions herein.

e.	GULFSTREAM Aerospace Corporation’s Substance Abuse Policy (GA 3059) is enclosed and incorporated by reference and will apply while LMI and/or any of its subcontractors are on GULFSTREAM’s premises.

3.    TSO (Technical Services Order)

The G350/G450 and G500/G550 will be covered by TSO, if applicable.

4.    Press Releases

All press releases by LMI regarding the goods and services identified herein require GULFSTREAM’s written approval prior to release.

5.    Marketing/Advertising Assistance

LMI agrees, at its expense, and upon the direction of GULFSTREAM to provide reasonable and normal assistance in support of the following:

a.    Green Aircraft Sales
b.    Customer/Options/Retrofits
c.    Air Shows/Trade Shows
d.    GULFSTREAM’s Customer Workshops
e.    Other GULFSTREAM sponsored activities

6.    Assignment

Except as to the sale of the business to which this MOA relates, the rights of the parties under this MOA may not be assigned or transferred, in whole or in part, to any person, firm, corporation, or subcontractors without the express prior consent of the other party.

7.    Entire Agreement

This MOA constitutes the entire understanding between the parties and supersedes all previous understandings, agreements, communications and representations, whether written or oral, concerning the subject matter of the agreement.

8.    MOA Acceptance

Agreement by LMI to furnish materials or services hereby ordered or partial performance hereunder or shipment of any supplied goods ordered hereby constitutes acceptance of the terms and conditions of this MOA. The terms and conditions set forth shall be the only applicable terms and conditions for this purchase, unless changes or substitutions are agreed to, in writing, by an authorized agent or representative for GULFSTREAM and LMI.

9.    Offset Credits

Any order placed by LMI with a sub-contractor outside the United States may be used to satisfy GULFSTREAM’s (including its parent company, General Dynamics Corporation, and all other affiliated entities) contractual obligations, current and future to procure goods and/or services from firms in said country to offset, in part, their sales of goods and services into that country and their impact on that country’s balance-of-trade accounts. GULFSTREAM shall reimburse for any LMI cost associated in implementing / obtaining these offset credits.

10.   Most Favored Customers

LMI shall warrant that prices, terms and warranties under this MOA are at least as favorable as those being offered to any other purchaser of similar products under the same or similar circumstances.

11.   Records Review

To aid in the establishment of reasonable pricing, LMI agrees to permit an on-site review of cost data, rationale and related documentation used by LMI to develop proposed pricing.

13.   Order of Precedence

                                                 In the event of conflict in terms, conditions or other GULFSTREAM documents, the following order of precedence will apply:

A.	Memorandum of Agreement
B.	Purchase Order Issues per MOA (PO text can supercede MOA language)
C.	Statement of Work
D.	GV-GER-608, Rev. A, July 15, 1993
E.	SQAR-0003, Rev. N/C, Quality
F.	GA 270 5/04 Additional Conditions
G.	GA75 3/05 SHIPPING, MARKING AND PACKING INSTRUCTIONS

12.    Attachments

A. Part Numbers steel and sheetmetal details
B. Part numbers for Kits and Versaform details
C. Part numbers for Leading Edges
D. G350/G400 and G500/G550 current schedule

IN WITNESS WHEREOF, the parties hereunto have signed, by their duly authorized representatives.

LMI AEROSPACE, INC.	GULFSTREAM AEROSPACE CORPORATION

/s/ Ronald Saks	/s/ Jim McQueeny
Ronald Saks	Jim McQueeny
President	Vice President, Materials

/s/ Ron Llopis	/s/ Bill Williams
Ron Llopis	Bill Williams
Field Service Rep.	Director, Initial Phase Procurement

/s/ Larry Nelson
Larry Nelson
Manager, Procurement

/s/ Dianne Lantz
Dianne Lantz
Senior Buyer

/s/ Jessica Steptoe
Jessica Steptoe
Senior Buyer

Attachment “A”

Part Number	Current Plant	Lead Time (in weeks)	Pricing Category	2006 change	2006 price	2007 change	2007 price	2008 change	2008 price	2009 change	2009 price	2010 change	2010 price
*	*	*	*	*	*	*	*	*	*	*	*	*	*

* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

Attachment “B”

Used on Model	Part Number	Part Description	Lead Time (in weeks)		2006 change	2006 price	2007 change	2007 price	2008 change	2008 price	2009 change	2009 price	2010 change	2010 price
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

Attachment “C”

Part Number	Current Plant	Lead Time (in weeks)	Pricing Category	2006 change	2006 price	2007 change	2007 price	2008 change	2008 price	2009 change	2009 price	2010 change	2010 price
*	*	*	*	*	*	*	*	*	*	*	*	*	*

* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

Attachment “D”

Part Number	Current Plant	Lead Time (in weeks)	Pricing Category	2006 change	2006 price	2007 change	2007 price	2008 change	2008 price	2009 change	2009 price	2010 change	2010 price
*	*	*	*	*	*	*	*	*	*	*	*	*	*

* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

Attachment “E”

2006 Delivery Schedule

Bsin 48.0	G550 Aircraft C of A							G450 Aircraft C of A
	Qtr	A/C	Sch	Proj	Act	Qty		Qtr	A/C	Sch	Proj	Act	Qty
*	*	*	*	*	*	*	*	*	*	*	*	*	*

*  The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.